FOR IMMEDIATE RELEASE
November 6, 2025
NYSE Symbol: CPK

CHESAPEAKE UTILITIES CORPORATION REPORTS
THIRD QUARTER 2025 RESULTS

•Net income and earnings per share ("EPS")* were $19.4 million and $0.82, respectively, for the third quarter of 2025 and $94.2 million and $4.03, respectively, for the nine months ended September 30, 2025
•Adjusted net income and Adjusted EPS**, which exclude transaction and transition-related expenses attributable to the acquisition and integration of Florida City Gas ("FCG"), were $19.5 million and $0.82, respectively, for the third quarter of 2025 and $94.9 million and $4.06, respectively, for the nine months ended September 30, 2025
•Adjusted gross margin** growth of $15.2 million and $49.3 million, respectively, for the three- and nine-month periods ended September 30, 2025 driven primarily by natural gas organic growth and transmission expansion projects, regulatory initiatives and infrastructure programs, and increased compressed natural gas, renewable natural gas and liquified natural gas services
•2025 Adjusted EPS guidance of $6.15 - $6.35 re-affirmed, assuming a successful outcome on the FCG Depreciation Study
•The Company is increasing its 2025 capital guidance range to $425-$450 million
•The Company continues to affirm 2028 EPS and 2024-2028 capital expenditure guidance

Dover, Delaware — Chesapeake Utilities Corporation (NYSE: CPK) (“Chesapeake Utilities” or the “Company”) today announced financial results for the three and nine months ended September 30, 2025.

Net income for the third quarter of 2025 was $19.4 million ($0.82 per share) compared to $17.5 million ($0.78 per share) in the third quarter of 2024. Excluding transaction and transition-related expenses associated with the acquisition and integration of FCG, adjusted net income was $19.5 million ($0.82 per share) compared to $18.1 million ($0.80 per share) in the prior-year period. The adjusted EPS growth reflects a $0.04 per share impact from $92.0 million of equity issued over the last twelve months to restore the Company’s equity to total capitalization ratio closer to the target ratio.

Adjusted earnings for the third quarter of 2025 were largely driven by contributions from regulatory initiatives and infrastructure programs, organic growth in the natural gas distribution businesses and pipeline expansion projects driven by natural gas demand, and increased compressed natural gas (CNG), renewable natural gas (RNG) and liquified natural gas (LNG) services.

During the first nine months of 2025, net income was $94.2 million ($4.03 per share) compared to $81.9 million ($3.66 per share) in the prior-year period. Excluding the transaction and transition-related expenses, adjusted net income was $94.9 million ($4.06 per share) compared to $84.2 million ($3.76 per share) in the prior-year period. This resulted in EPS and adjusted EPS growth of 10.1 percent and 8.0 percent, respectively, compared to the prior-year period.

--more--

2-2-2-2

Year-to-date adjusted earnings for 2025 were primarily impacted by the factors discussed for the third quarter as well as additional adjusted gross margin from increased customer consumption experienced earlier in the year.

“Our performance in the third quarter of 2025 demonstrated continued operational excellence across our businesses to serve our customers and communities. In both the quarter and the year-to-date periods, we delivered double-digit growth in Adjusted Gross Margin and Operating Income relative to the prior year and we continued to strengthen our balance sheet with incremental long-term debt and equity issuances during the quarter,” said Jeff Householder, the Company’s Chair of the Board, President and Chief Executive Officer.

“These results demonstrate that we continue to deliver on our three growth pillars. Within the third quarter, we invested $123 million of capital and generated over $20 million of gross margin from transmission, infrastructure, and transportation projects. We also reached final completion of our Delaware rate case, with a settlement on tariff-related changes, including rate design. And finally, we took the next pivotal step in our continuous business transformation efforts, including officially kicking off our multi-year Enterprise Resource Plan (ERP) process, which was a primary driver in the increase and extension of our 2025 capital guidance to $425-$450 million. We remain focused on achieving our earnings and increased capital guidance in 2025, demonstrating record performance and reaching new heights of growth for the Company.”

Earnings and Capital Investment Guidance

The Company continues to re-affirm its 2025 EPS guidance range of $6.15 to $6.35 per share, pending a successful outcome of the FCG excess depreciation filing. Given the Company’s progress on a multitude of capital projects, the Company is further increasing and refining its 2025 capital guidance range to $425 million to $450 million.

Looking to the future, the Company also continues to re-affirm its 2028 EPS guidance range of $7.75 to $8.00 per share, as well as its capital expenditure guidance range for the five-year period ending 2028 of $1.5 billion to $1.8 billion.

*Unless otherwise noted, EPS and Adjusted EPS information are presented on a diluted basis.

Non-GAAP Financial Measures

**This press release including the tables herein, include references to both Generally Accepted Accounting Principles ("GAAP") and non-GAAP financial measures, including Adjusted Gross Margin, Adjusted Net Income and Adjusted EPS. A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that includes or excludes amounts, or that is subject to adjustments, so as to be different from the most directly comparable measure calculated or presented in accordance with GAAP. The Company's management believes certain non-GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period.

The Company calculates Adjusted Gross Margin by deducting the purchased cost of natural gas, propane and electricity and the cost of labor spent on direct revenue-producing activities from operating revenues. The costs included in Adjusted Gross Margin exclude depreciation and amortization and certain costs presented in operations and maintenance expenses in accordance with regulatory requirements. The Company calculates Adjusted Net Income and Adjusted EPS by deducting costs and expenses associated with significant acquisitions that may affect the comparison of period-over-period results. These non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should
--more--

3-3-3-3

be considered in addition to, and not as a substitute for, the comparable GAAP measures. The Company believes that these non-GAAP measures are useful and meaningful to investors as a basis for making investment decisions, and provide investors with information that demonstrates the profitability achieved by the Company under allowed rates for regulated energy operations and under the Company's competitive pricing structures for unregulated energy operations. The Company's management uses these non-GAAP financial measures in assessing a business unit and Company performance. Other companies may calculate these non-GAAP financial measures in a different manner.

The following tables reconcile Gross Margin, Net Income, and EPS, all as defined under GAAP, to the Company's non-GAAP measures of Adjusted Gross Margin, Adjusted Net Income and Adjusted EPS for each of the periods presented.

Adjusted Gross Margin

	For the Three Months Ended September 30, 2025
(in millions)	Regulated Energy	Unregulated Energy	Other Businesses and Eliminations	Total
Operating Revenues	$146.4	$40.7	$(7.5)	$179.6
Cost of Sales:
Natural gas, propane and electric costs	(31.7)	(18.3)	7.6	(42.4)
Depreciation & amortization	(18.2)	(5.1)	—	(23.3)
Operations & maintenance expenses (1)	(12.6)	(9.5)	—	(22.1)
Gross Margin (GAAP)	83.9	7.8	0.1	91.8
Operations & maintenance expenses (1)	12.6	9.5	—	22.1
Depreciation & amortization	18.2	5.1	—	23.3
Adjusted Gross Margin (Non-GAAP)	$114.7	$22.4	$0.1	$137.2

	For the Three Months Ended September 30, 2024
(in millions)	Regulated Energy	Unregulated Energy	Other Businesses and Eliminations	Total
Operating Revenues	$130.6	$35.6	$(6.0)	$160.2
Cost of Sales:
Natural gas, propane and electric costs	(28.4)	(15.8)	6.0	(38.2)
Depreciation & amortization	(12.3)	(4.5)	—	(16.8)
Operations & maintenance expenses (1)	(10.7)	(8.1)	—	(18.8)
Gross Margin (GAAP)	79.2	7.2	—	86.4
Operations & maintenance expenses (1)	10.7	8.1	—	18.8
Depreciation & amortization	12.3	4.5	—	16.8
Adjusted Gross Margin (Non-GAAP)	$102.2	$19.8	$—	$122.0
--more--

4-4-4-4

	For the Nine Months Ended September 30, 2025
(in millions)	Regulated Energy	Unregulated Energy	Other Businesses and Eliminations	Total
Operating Revenues	$497.8	$195.3	$(22.0)	$671.1
Cost of Sales:
Natural gas, propane and electric costs	(137.3)	(93.4)	22.0	(208.7)
Depreciation & amortization	(52.6)	(15.1)	—	(67.7)
Operations & maintenance expenses (1)	(40.5)	(29.0)	(0.1)	(69.6)
Gross Margin (GAAP)	267.4	57.8	(0.1)	325.1
Operations & maintenance expenses (1)	40.5	29.0	0.1	69.6
Depreciation & amortization	52.6	15.1	—	67.7
Adjusted Gross Margin (Non-GAAP)	$360.5	$101.9	$—	$462.4

	For the Nine Months Ended September 30, 2024
(in millions)	Regulated Energy	Unregulated Energy	Other Businesses and Eliminations	Total
Operating Revenues	$429.7	$160.1	$(17.6)	$572.2
Cost of Sales:
Natural gas, propane and electric costs	(105.7)	(70.9)	17.5	(159.1)
Depreciation & amortization	(39.5)	(12.2)	—	(51.7)
Operations & maintenance expenses (1)	(35.7)	(24.4)	—	(60.1)
Gross Margin (GAAP)	248.8	52.6	(0.1)	301.3
Operations & maintenance expenses (1)	35.7	24.4	—	60.1
Depreciation & amortization	39.5	12.2	—	51.7
Adjusted Gross Margin (Non-GAAP)	$324.0	$89.2	$(0.1)	$413.1
(1) Operations & maintenance expenses within the condensed consolidated statements of income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under GAAP.
--more--

5-5-5-5

Adjusted Net Income and Adjusted EPS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in millions, shares in thousands (except per share data))	2025	2024	2025	2024
Net Income (GAAP)	$19.4	$17.5	$94.2	$81.9
FCG transaction and transition-related expenses, net (1)	0.1	0.6	0.7	2.3
Adjusted Net Income (Non-GAAP)	$19.5	$18.1	$94.9	$84.2

Weighted average common shares outstanding - diluted	23,629	22,564	23,360	22,402

Earnings Per Share - Diluted (GAAP)	$0.82	$0.78	$4.03	$3.66
FCG transaction and transition-related expenses, net (1)	—	0.02	0.03	0.10
Adjusted Earnings Per Share - Diluted (Non-GAAP)	$0.82	$0.80	$4.06	$3.76
(1) Transaction and transition-related expenses represent non-recurring costs incurred attributable to the acquisition and integration of FCG including, but not limited to, transition services, consulting, system integration, rebranding, and legal fees.

Operating Results for the Quarters Ended September 30, 2025 and 2024

Consolidated Results

	Three Months Ended
	September 30,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$137.2	$122.0	$15.2	12.5%
Depreciation, amortization and property taxes (1)	32.7	25.0	(7.7)	(30.8)%
Other operating expenses	59.3	55.3	(4.0)	(7.2)%
FCG transaction and transition-related expenses	0.2	0.8	0.6	NMF
Operating income	$45.0	$40.9	$4.1	10.0%
(1) Includes the absence of an RSAM adjustment from FCG which represented a $3.2 million benefit in the third quarter of 2024.

Operating income for the third quarter of 2025 was $45.0 million, an increase of $4.1 million or 10.0 percent compared to the same period in 2024. Excluding transaction and transition-related expenses associated with the acquisition and integration of FCG, operating income increased $3.5 million or 8.4 percent compared to the prior-year period. The increase in adjusted gross margin in the third quarter of 2025 was driven by incremental margin from regulatory initiatives and infrastructure programs, pipeline expansion projects, increased CNG, RNG and LNG services and natural gas organic growth. The increase in operating expenses was driven largely by higher depreciation attributable to growth projects and the absence of a reserve surplus amortization mechanism ("RSAM") adjustment from FCG (which represented a $3.2 million benefit in the third quarter of 2024). Higher expenses associated with facilities, maintenance and outside services compared to the prior-year period also contributed to the increase.
--more--

6-6-6-6
Regulated Energy Segment

	Three Months Ended
	September 30,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$114.7	$102.2	$12.5	12.2%
Depreciation, amortization and property taxes (1)	26.9	19.8	(7.1)	(35.9)%
Other operating expenses	38.7	37.6	(1.1)	(2.9)%
FCG transaction and transition-related expenses	0.2	0.8	0.6	NMF
Operating income	$48.9	$44.0	$4.9	11.1%
(1) Includes the absence of an RSAM adjustment from FCG which represented a $3.2 million benefit in the third quarter of 2024.

The key components of the increase in adjusted gross margin** are shown below:

(in millions)
Natural gas transmission service expansions, including interim services	$5.6
Contributions from regulated infrastructure programs	3.9
Rate changes associated with recent rate case activities (1)	3.6
Natural gas growth including conversions (excluding service expansions)	1.5
Changes in customer consumption	(0.9)
Other variances	(1.2)
Quarter-over-quarter increase in adjusted gross margin**	$12.5
(1) Includes adjusted gross margin contributions from both interim and permanent base rates. Refer to Major Projects and Initiatives discussion for additional information.

The major components of the increase in other operating expenses are as follows:

(in millions)
Facilities expenses, maintenance costs and outside services	$(2.1)
Payroll, benefits and other employee-related expenses	0.9
Other variances	0.1
Quarter-over-quarter increase in other operating expenses	$(1.1)

Unregulated Energy Segment

	Three Months Ended
	September 30,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$22.4	$19.8	$2.6	13.1%
Depreciation, amortization and property taxes	5.8	5.1	(0.7)	(13.7)%
Other operating expenses	20.5	17.8	(2.7)	(15.2)%
Operating income (loss)	$(3.9)	$(3.1)	$(0.8)	25.8%
--more--

7-7-7-7

Operating results for the second and third quarters historically have been lower due to reduced customer demand during warmer periods of the year. The impact to operating income may not align with the seasonal variations in adjusted gross margin as many of the operating expenses are recognized ratably over the course of the year.

The major components of the increase in adjusted gross margin** are shown below:

(in millions)
Propane Operations
Change in propane margins and service fees	$(0.7)
CNG/RNG/LNG Transportation and Infrastructure
Increased CNG/RNG/LNG services	3.1
Aspire Energy
Increased performance from Aspire Energy	0.4
Other variances	(0.2)
Quarter-over-quarter increase in adjusted gross margin**	$2.6
The major components of the increase in other operating expenses are as follows:

(in millions)
Payroll, benefits and other employee-related expenses	$(1.5)
Facilities expenses, maintenance costs and outside services	(1.3)
Other variances	0.1
Quarter-over-quarter increase in other operating expenses	$(2.7)
Operating Results for the Nine Months Ended September 30, 2025 and 2024
Consolidated Results

	Nine Months Ended
	September 30,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$462.4	$413.1	$49.3	11.9%
Depreciation, amortization and property taxes (1)	95.2	77.8	(17.4)	(22.4)%
Other operating expenses	184.1	170.9	(13.2)	(7.7)%
FCG transaction and transition-related expenses	1.0	3.1	2.1	NMF
Operating income	$182.1	$161.3	$20.8	12.9%
(1) Includes the absence of an RSAM adjustment from FCG which represented an $8.9 million benefit during the nine months ended September 30, 2024.

Operating income for the nine months ended September 30, 2025 was $182.1 million, an increase of $20.8 million or 12.9 percent compared to the same period in 2024. Excluding transaction and transition-related expenses associated with the acquisition and integration of FCG, operating income increased $18.7 million or 11.4 percent compared to the prior-year period. The increase in adjusted gross margin in the first nine months of 2025 was driven by incremental margin from regulatory initiatives and
--more--

8-8-8-8
infrastructure programs, increased CNG, RNG and LNG services, pipeline expansion projects and natural gas organic growth, and increased customer consumption resulting from year-over-year colder temperatures in the Company's Mid-Atlantic and Ohio service territories. These increases were partially offset by lower margins per gallon and related fees in the Company's propane distribution business and a reduced volume of off-system sales and service fees in its natural gas business. Higher operating expenses were driven largely by the absence of an RSAM adjustment from FCG (which represented an $8.9 million benefit during the nine months ended September 30, 2024) and higher depreciation attributable to growth projects. Higher facilities, maintenance and outside services, insurance, and payroll, benefits and other employee-related expenses compared to the prior-year period also contributed to the increase.

Regulated Energy Segment

	Nine Months Ended
	September 30,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$360.5	$324.0	$36.5	11.3%
Depreciation, amortization and property taxes (1)	78.3	63.6	(14.7)	(23.1)%
Other operating expenses	120.0	114.7	(5.3)	(4.6)%
FCG transaction and transition-related expenses	1.0	3.1	2.1	NMF
Operating income	$161.2	$142.6	$18.6	13.0%
(1) Includes the absence of an RSAM adjustment from FCG which represented an $8.9 million benefit during the nine months ended September 30, 2024.

The key components of the increase in adjusted gross margin** are shown below:

(in millions)
Natural gas transmission service expansions, including interim services	$11.7
Contributions from regulated infrastructure programs	11.0
Rate changes associated with recent rate case activities (1)	9.2
Natural gas growth including conversions (excluding service expansions)	5.5
Changes in customer consumption	0.9
Change in off-system natural gas capacity sales	(0.7)
Other variances	(1.1)
Period-over-period increase in adjusted gross margin**	$36.5
(1) Includes adjusted gross margin contributions from both interim and permanent base rates. Refer to Major Projects and Initiatives discussion for additional information.

The major components of the increase in other operating expenses are as follows:

(in millions)
Facilities expenses, maintenance costs and outside services	$(4.5)
Insurance related costs	(1.1)
Other variances	0.3
Period-over-period increase in other operating expenses	$(5.3)

--more--

9-9-9-9
Unregulated Energy Segment

	Nine Months Ended September 30,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$101.9	$89.2	$12.7	14.2%
Depreciation, amortization and property taxes	16.8	14.1	(2.7)	(19.1)%
Other operating expenses	64.2	56.4	(7.8)	(13.8)%
Operating income	$20.9	$18.7	$2.2	11.8%

The major components of the increase in adjusted gross margin** are shown below:

(in millions)
Propane Operations
Increased propane customer consumption	$2.8
Change in propane margins and service fees	(1.3)
CNG/RNG/LNG Transportation and Infrastructure
Increased CNG/RNG/LNG services	10.1
Aspire Energy
Increased customer consumption	1.1
Period-over-period increase in adjusted gross margin**	$12.7
The major components of the increase in other operating expenses are as follows:

(in millions)
Payroll, benefits and other employee-related expenses	$(3.9)
Facilities expenses, maintenance costs and outside services	(3.7)
Other variances	(0.2)
Period-over-period increase in other operating expenses	$(7.8)

Forward-Looking Statements
Matters included in this release may include forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements. Please refer to the Safe Harbor for Forward-Looking Statements in the Company’s 2024 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2025 for further information on the risks and uncertainties related to the Company’s forward-looking statements.
--more--

10-10-10-10
Conference Call
Chesapeake Utilities (NYSE: CPK) will host a conference call on Friday, November 7, 2025, at 8:30 a.m. Eastern Time to discuss the Company’s financial results for the three and nine months ended September 30, 2025. To listen to the Company’s conference call via live webcast, please visit the Events & Presentations section of the Investors page on www.chpk.com. For investors and analysts that wish to participate by phone for the question and answer portion of the call, please use the following dial-in information:

Toll-free: 800.579.2543
International: 785.424.1789
Conference ID: CPKQ325

A replay of the presentation will be made available on the previously noted website following the conclusion of the call.

About Chesapeake Utilities Corporation
Chesapeake Utilities Corporation is a diversified energy delivery company, listed on the New York Stock Exchange. Chesapeake Utilities Corporation offers sustainable energy solutions through its natural gas transmission and distribution, electricity generation and distribution, propane gas distribution, mobile compressed natural gas utility services and solutions, and other businesses.

For more information, contact:

Beth W. Cooper
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary
302.363.2467

Michael D. Galtman
Senior Vice President and Chief Accounting Officer
302.217.7036

Lucia M. Dempsey
Head of Investor Relations
347.804.9067

--more--

11-11-11-11
Financial Summary Highlights

Key variances between the third quarter of 2024 and 2025 included:

(in millions, except per share data)	Pre-tax Income	Net Income	Earnings Per Share
Third Quarter of 2024 Adjusted Results (1)	$25.1	$18.1	$0.80

Change in Adjusted Gross Margins:
Natural gas transmission service expansions, including interim services (2)	5.6	4.0	0.17
Contributions from regulated infrastructure programs (2)	3.9	2.8	0.12
Rate changes associated with recent rate case activities (2)	3.6	2.6	0.11
Increased CNG/RNG/LNG services (2)	3.1	2.2	0.09
Natural gas growth (excluding service expansions)	1.5	1.1	0.05
Increased Aspire Energy performance - rate changes and gathering fees	0.4	0.3	0.01
Changes in customer consumption	(0.9)	(0.6)	(0.03)
Change in propane margins and service fees	(0.7)	(0.5)	(0.02)
	16.5	11.9	0.50

Increased Operating Expenses (Excluding Natural Gas, Propane, and Electric Costs):
Depreciation, amortization and property tax costs	(7.7)	(5.6)	(0.24)
Facilities expenses, maintenance costs and outside services	(3.4)	(2.5)	(0.10)
Payroll, benefits and other employee-related expenses	(0.6)	(0.4)	(0.01)
Insurance related costs	(0.4)	(0.3)	(0.01)
	(12.1)	(8.8)	(0.36)

Interest charges	(1.1)	(0.8)	(0.03)
Increase in shares outstanding due to 2024 and 2025 equity offerings (3)	—	—	(0.04)
Net other changes	(1.3)	(0.9)	(0.05)
	(2.4)	(1.7)	(0.12)
Third Quarter of 2025 Adjusted Results (1)	$27.1	$19.5	$0.82
(1) Transaction and transition-related expenses attributable to the acquisition and integration of FCG have been excluded from the Company’s non-GAAP measures of adjusted net income and adjusted EPS. See reconciliations above for a detailed comparison to the related GAAP measures.
(2) Refer to Major Projects and Initiatives table for additional information.
(3) Reflects the impact of common shares issued under the Dividend Reinvestment and Direct Stock Purchase Plan ("DRIP") and At-the-market
("ATM") program.

--more--

12-12-12-12
Key variances between the nine months ended September 30, 2024 and September 30, 2025 included:

(in millions, except per share data)	Pre-tax Income	Net Income	Earnings Per Share
Nine months ended September 30, 2024 Adjusted Results (1)	$115.2	$84.2	$3.76

Change in Adjusted Gross Margins:
Natural gas transmission service expansions, including interim services (2)	11.7	8.5	0.37
Contributions from regulated infrastructure programs (2)	11.0	8.0	0.34
Increased CNG/RNG/LNG services (2)	10.1	7.3	0.31
Rate changes associated with recent rate case activities (2)	9.2	6.7	0.29
Natural gas growth including conversions (excluding service expansions)	5.5	4.0	0.17
Changes in customer consumption	4.8	3.5	0.15
Increased Aspire Energy performance - rate changes and gathering fees	0.2	0.2	0.01
Change in propane margins and service fees	(1.3)	(0.9)	(0.04)
Change in service fees and off-system sales	(0.7)	(0.5)	(0.02)
	50.5	36.8	1.58

Increased Operating Expenses (Excluding Natural Gas, Propane, and Electric Costs):
Depreciation, amortization and property taxes	(17.4)	(12.7)	(0.54)
Facilities expenses, maintenance costs and outside services	(8.2)	(6.0)	(0.26)
Payroll, benefits and other employee-related expenses	(3.8)	(2.8)	(0.12)
Insurance related costs	(0.7)	(0.5)	(0.02)
	(30.1)	(22.0)	(0.94)

Interest charges	(3.2)	(2.4)	(0.10)
Increase in shares outstanding due to 2024 and 2025 equity offerings (3)	—	—	(0.17)
Net other changes	(2.3)	(1.7)	(0.07)
	(5.5)	(4.1)	(0.34)
Nine months ended September 30, 2025 Adjusted Results (1)	$130.1	$94.9	$4.06
(1) Transaction and transition-related expenses attributable to the acquisition and integration of FCG have been excluded from the Company’s non-GAAP measures of adjusted net income and adjusted EPS. See reconciliations above for a detailed comparison to the related GAAP measures.
(2) Refer to Major Projects and Initiatives table for additional information.
(3) Reflects the impact of common shares issued under the DRIP and ATM program.

--more--

13-13-13-13
Recently Completed and Ongoing Major Projects and Initiatives

The Company continuously pursues and develops additional projects and regulatory initiatives to serve existing and new customers, further grow its businesses and earnings, and increase shareholder value. The following table includes all major projects and initiatives that are currently underway or recently completed. The Company's practice is to add incremental margin associated with new projects and regulatory initiatives to this table once negotiations or details are substantially final and/or the associated earnings can be estimated. Major projects and initiatives that have generated consistent year-over-year adjusted gross margin contributions are removed from the table at the beginning of the next calendar year.

The related descriptions of projects and initiatives that accompany the table include only new items and/or items where there have been significant developments, as compared to the Company's prior quarterly filings. A comprehensive discussion of all projects and initiatives reflected in the table below can be found in the Company's third quarter 2025 Quarterly Report on Form 10-Q.

	Adjusted Gross Margin
	Three Months Ended		Nine Months Ended		Year Ended	Estimate for
	September 30,		September 30,		December 31,	Fiscal
(in millions)	2025	2024	2025	2024	2024	2025	2026
Pipeline Expansions:
St. Cloud / Twin Lakes Expansion	$1.0	$0.1	$1.9	$0.4	$0.6	$2.8	$3.8
Wildlight	0.5	0.6	1.5	1.0	1.5	3.0	4.3
Newberry	0.6	0.6	1.8	0.7	1.4	2.6	2.6
Worcester Resiliency Upgrade	—	—	—	—	—	—	10.2
Boynton Beach	0.9	—	2.3	—	—	3.0	3.4
New Smyrna Beach	0.6	—	0.9	—	—	1.6	2.6
Central Florida Reinforcement	0.9	—	1.5	—	0.1	2.6	4.3
Warwick	0.5	—	1.5	—	0.4	1.9	1.9
Renewable Natural Gas Supply Projects	1.0	—	1.5	—	—	2.5	5.4
Miami Inner Loop	0.9	—	0.9	—	—	2.8	7.6
Duncan Plains	—	—	—	—	—	—	—
Total Pipeline Expansions	6.9	1.3	13.8	2.1	4.0	22.8	46.1

CNG/RNG/LNG Transportation and Infrastructure	6.6	3.5	20.5	10.4	16.4	25.5	26.5

Regulatory Initiatives:
Florida GUARD program	1.9	0.9	5.1	2.4	3.6	6.9	9.9
FCG SAFE Program	2.3	1.1	6.2	2.2	3.8	8.5	12.0
Capital Cost Surcharge Programs	1.4	0.8	4.3	2.4	3.2	5.7	7.1
Electric Storm Protection Plan	1.8	0.7	4.4	2.0	3.2	5.9	8.8
Maryland Rate Case	0.5	—	1.1	—	—	1.5	3.5
Delaware Rate Case (1)	0.7	—	2.9	—	0.6	4.5	6.1
Electric Rate Case (1)	2.4	—	5.2	—	0.3	7.1	8.6
Total Regulatory Initiatives	11.0	3.5	29.2	9.0	14.7	40.1	56.0

Total	$24.5	$8.3	$63.5	$21.5	$35.1	$88.4	$128.6
(1) Includes adjusted gross margin attributable to interim rates during 2024 and 2025. See additional information provided below.
--more--

14-14-14-14

Detailed Discussion of Major Projects and Initiatives

Pipeline Expansions

Worcester Resiliency Upgrade
In August 2023, Eastern Shore filed an application with the Federal Energy Regulatory Commission ("FERC") requesting authorization to construct the Worcester Resiliency Upgrade, which consists of a mixture of storage and transmission facilities in Sussex County, Delaware and Wicomico, Worcester, and Somerset Counties in Maryland. The project will provide long-term incremental supply necessary to support the growing demand of the participating shippers. In January 2025, the FERC approved the project. Construction has commenced and the project is expected to be placed into service in mid-2026 dependent on final FERC approval.

In June 2025, Eastern Shore filed a limited amended application with the FERC requesting revised initial transportation rates for the project. The revised rates reflected increased capital costs associated with unanticipated changes in global markets and supply chains, including the availability of skilled laborers with the requisite certifications to work on this project. Eastern Shore requested expedited action by the FERC in relation to this matter and an approved order was issued in July 2025. The project is expected to generate $10.2 million in adjusted gross margin in 2026 and $17.6 million in 2027 and thereafter.

East Coast Reinforcement Projects (Boynton Beach and New Smyrna Beach)
In December 2023, Peninsula Pipeline filed a petition with the Florida Public Service Commission ("PSC") for approval of its Transportation Service Agreements with Florida Public Utilities Company ("FPU") for projects that will provide additional supply to coastal communities on the East Coast of Florida, which are experiencing significant population growth. Peninsula Pipeline proposed several pipeline extensions to support FPU’s distribution system in the areas of Boynton Beach and New Smyrna Beach with an additional 15,000 Dts/day and 3,400 Dts/day, respectively. The Florida PSC approved the projects in March 2024. New Smyrna Beach was placed into service during May 2025 and construction is projected to be complete for Boynton Beach in the fourth quarter of 2025.

Central Florida Reinforcement Projects (Plant City and Lake Mattie)
In February 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of its Transportation Service Agreements with FPU for projects that will support additional supply to communities located in Central Florida which are also experiencing significant population growth. Peninsula Pipeline proposed to construct several pipeline extensions which will support FPU’s distribution system around the Plant City and Lake Mattie areas of Florida with an additional 5,000 Dts/day and 8,700 Dts/day, respectively. The Florida PSC approved the projects in May 2024. The Plant City project was completed in the fourth quarter of 2024, and the Lake Mattie project went into service in July 2025.

Renewable Natural Gas Supply Projects
In February 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of Transportation Service Agreements with FCG for projects that will support the transportation of additional renewable energy supply to FCG. The projects, located in Florida’s Brevard, Indian River and Miami-Dade counties, will bring renewable natural gas produced from local landfills into FCG’s natural gas distribution system. Peninsula Pipeline will construct several pipeline extensions which will support FCG's distribution system in Brevard County, Indian River County, and Miami-Dade County. Benefits of these projects include increased gas supply to serve expected FCG growth, strengthened system reliability and additional system flexibility. The Florida PSC approved the petition at its July 2024 meeting with the projects estimated to be completed in the first half of 2026. In October 2025, the Florida PSC approved amendments to the Transportation Service Agreements that were filed to include Peninsula Pipeline as a party to the related interconnection agreements.
--more--

15-15-15-15

Miami Inner Loop Pipeline Projects
In September 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of the Transportation Service Agreement with FCG for a series of projects that will enhance the infrastructure in Miami-Dade County. The proposed expansion consists of the development of several pipeline projects to support growth and FCG's distribution system in the area, as well as enhance FCG's access to obtain gas from various points in the Miami-Dade County area. The expansion was approved in February 2025 and interim services began in August 2025 with permanent facilities expected to be in service by the second quarter of 2026.

Duncan Plains Pipeline Project
In July 2025, Aspire Energy Express entered into an agreement with American Electric Power to construct and operate an intrastate natural gas pipeline in central Ohio to serve a new fuel-cell facility, which will provide on-site electric power to a data center. This new transmission infrastructure is expected to be in service in the first half of 2027.

Regulatory Initiatives

Maryland Natural Gas Rate Case
In January 2024, the Company's natural gas distribution businesses in Maryland, CUC-Maryland Division, Sandpiper Energy, Inc., and Elkton Gas Company (collectively, the “Maryland natural gas distribution businesses”) filed a joint application for a natural gas rate case with the Maryland PSC. In connection with the application, the Company sought approval of the following: (i) permanent rate relief of approximately $6.9 million with a return on equity ("ROE") of 11.5 percent; (ii) authorization to make certain changes to tariffs to include a unified rate structure and to consolidate the Maryland natural gas distribution businesses; and (iii) authorization to establish a rider for recovery of the costs associated with the Company's new technology systems. In August 2024, the Maryland natural gas distribution businesses, the Maryland Office of People's Counsel (the "Maryland OPC") and PSC staff reached a settlement which provided for, among other things, an increase in annual base rates of $2.6 million. In September 2024, the Maryland Public Utility Judge issued an order approving the related settlement agreement in part. The $2.6 million increase in annual base rates was approved and the Company filed a Phase II filing in November 2024 to determine rate design across the Maryland natural gas distribution businesses, consolidation of the applicable tariffs and recovery of technology costs. The hearing was held in March 2025, during which Phase II was approved, including an additional $0.9 million in revenue requirement, for a total cumulative increase of $3.5 million. A final order was issued in April 2025 and included approval of the consolidation of the operations and the assets of CUC-Maryland Division, Sandpiper Energy, and Elkton Gas into one entity which was renamed and will operate as Chesapeake Utilities of Maryland, Inc.

Maryland Natural Gas Depreciation Study
In January 2024, the Company's natural gas distribution businesses in Maryland filed a joint petition for approval of its proposed unified depreciation rates with the Maryland PSC. A settlement among the Company, PSC staff and the Maryland OPC was reached and the final order approving the related settlement agreement went into effect in July 2024, with new depreciation rates effective as of January 1, 2023. The approved depreciation rates resulted in an annual reduction in depreciation expense of approximately $1.2 million.
--more--

16-16-16-16

Delaware Natural Gas Rate Case
In August 2024, the Company's Delaware natural gas division filed an application for a natural gas rate case with the Delaware PSC seeking approval of the following: (i) permanent rate relief of approximately $12.1 million with a ROE of 11.5 percent; (ii) proposed changes to depreciation rates which were part of a depreciation study also submitted with the filing; and (iii) authorization to make certain changes to tariffs. Annualized interim rates were approved by the Delaware PSC in the amount of $2.5 million and became effective in October 2024. A settlement among the Company, PSC staff and the Delaware Division of the Public Advocate was reached and approved by the Delaware PSC in June 2025 providing an annual revenue increase of $6.1 million, as well as dividing the rate case into two phases. Rates set to recover the approved components of the increase were effective in March 2025. In October 2025, a settlement among the Company, PSC staff and the Delaware Division of the Public Advocate was reached for Phase II of the rate case addressing tariff-related changes including rate design and approved by the Delaware Public Service Commission with rates effective as of October 15, 2025.

FPU Electric Rate Case
In August 2024, the Company's Florida Electric division filed a petition with the Florida PSC seeking a general base rate increase of $12.6 million with a ROE of 11.3 percent based on a 2025 projected test year. Annualized interim rates of approximately $1.8 million were approved with an effective date of November 1, 2024. In March 2025, the Florida PSC approved the permanent rate increase, but the order was subsequently protested. In May 2025, the Company reached a settlement agreement with the interested parties to resolve all outstanding issues in its current base rate case, which was filed as a joint motion for approval with the Florida PSC. This settlement which was approved by the Florida PSC in July 2025, provides for a total revenue increase of approximately $8.6 million on an annual basis, with $1.0 million of the increase deferred from the first year's base rate increase and recovered over three years. A step-up rate increase was also approved for up to $0.7 million, upon completion of the purchase and refurbishment of certain substations, which is expected in December 2026.

FCG Depreciation Study
In February 2025, FCG filed a depreciation study with the Florida PSC. The application is requesting approval of revised annual depreciation rates, as well as a reduction related to a reserve imbalance that would be amortized over a two-year period. The outcome of the application is subject to review and approval by the Florida PSC. The Florida OPC filed a motion to hold this filing in abeyance, which was denied in April 2025. The OPC has since filed motions to reconsider and dismiss the docket, which were denied by the Florida PSC in September 2025. At this time, the docket is set for hearing in December 2025.

Other Major Factors Influencing Adjusted Gross Margin

Weather and Consumption
For the nine months ended September 30, 2025, increased customer consumption, which includes the effects of colder weather conditions, largely in the Company's Ohio and Delmarva service areas, compared to the prior-year period resulted in a $4.8 million increase in adjusted gross margin.
The following table summarizes heating degree-day (HDD) and cooling degree-day (CDD) variances from the 10-year average HDD/CDD ("Normal") for the three and nine months ended September 30, 2025 and 2024.

--more--

17-17-17-17

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	Variance	2025	2024	Variance
Delmarva Peninsula
Actual HDD	4	6	(2)	2,505	2,287	218
10-Year Average HDD ("Normal")	19	27	(8)	2,538	2,635	(97)
Variance from Normal	(15)	(21)		(33)	(348)
Florida
Actual HDD	1	—	1	611	511	100
10-Year Average HDD ("Normal")	1	1	—	526	512	14
Variance from Normal	—	(1)		85	(1)
Florida City Gas
Actual HDD	—	—	—	310	231	79
10-Year Average HDD ("Normal")	—	—	—	234	239	(5)
Variance from Normal	—	—		76	(8)
Ohio
Actual HDD	107	43	64	3,881	3,180	701
10-Year Average HDD ("Normal")	55	65	(10)	3,480	3,661	(181)
Variance from Normal	52	(22)		401	(481)
Florida
Actual CDD	1,298	1,528	(230)	2,602	2,824	(222)
10-Year Average CDD ("Normal")	1,429	1,420	9	2,624	2,615	9
Variance from Normal	(131)	108		(22)	209

Natural Gas Distribution Growth
The average number of residential customers served on the Delmarva Peninsula increased by approximately 4.3 percent for both the three and nine months ended September 30, 2025. The average number of residential customers served by Florida Public Utilities Company increased by approximately 3.5 percent and 3.9 percent for the three and nine months ended September 30, 2025, respectively, while the average number of residential customers served by Florida City Gas increased by approximately 2.2 percent and 2.1 percent for the three and nine months ended September 30, 2025, respectively.

The details of the adjusted gross margin increase are provided in the following table:

	Three Months Ended		Nine Months Ended
	September 30, 2025		September 30, 2025
(in millions)	Delmarva Peninsula	Florida	Delmarva Peninsula	Florida
Customer Growth:
Residential	$0.3	$0.6	$1.2	$2.4
Commercial and industrial	—	0.6	0.2	1.7
Total Customer Growth	$0.3	$1.2	$1.4	$4.1

--more--

18-18-18-18
Capital Investment Growth and Capital Structure Updates

The Company's capital expenditures were $335.6 million for the nine months ended September 30, 2025. The following table shows a range of the forecasted 2025 capital expenditures by segment and by business line:

	2025
(in millions)	Low	High
Regulated Energy:
Natural gas distribution	$170.0	$175.0
Natural gas transmission	170.0	175.0
Electric distribution	35.0	40.0
Total Regulated Energy	375.0	390.0
Unregulated Energy:
Propane distribution	12.0	15.0
Energy transmission	8.0	10.0
Other unregulated energy	12.0	15.0
Total Unregulated Energy	32.0	40.0
Other:
Corporate and other businesses	18.0	20.0
Total 2025 Forecasted Capital Expenditures	$425.0	$450.0

The capital expenditure projection is subject to continuous review and modification. Actual capital requirements may vary from the above estimates due to a number of factors, including changing political and economic conditions, supply chain disruptions, capital delays that are greater than currently anticipated, customer growth in existing areas, regulation, new growth or acquisition opportunities and availability of capital. At September 30, 2025, the Company further increased and refined its 2025 capital guidance range to $425 million to $450 million given progress on its capital projects.

The Company's target ratio of equity to total capitalization, including short-term borrowings, is between 50 and 60 percent. The Company's equity to total capitalization ratio, including short-term borrowings, was approximately 49 percent as of September 30, 2025, as the Company continues to remain focused on moving back closer to this target ratio. In the last twelve months, the Company has issued $92.0 million of new equity via its DRIP and ATM program, representing 729 thousand incremental shares.
--more--

19-19-19-19
Chesapeake Utilities Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
(in millions, except shares (thousands) and per share data)
Operating Revenues
Regulated Energy	$146.4	$130.6	$497.8	$429.7
Unregulated Energy	40.7	35.6	195.3	160.1
Other Businesses and Eliminations	(7.5)	(6.0)	(22.0)	(17.6)
Total Operating Revenues	179.6	160.2	671.1	572.2
Operating Expenses
Regulated natural gas and electricity costs	31.7	28.4	137.3	105.7
Unregulated propane and natural gas costs	10.7	9.8	71.4	53.4
Operations	53.6	49.5	166.5	153.4
Maintenance	6.1	5.1	17.5	16.6
Depreciation and amortization	23.3	16.8	67.7	51.7
Other taxes	9.0	8.9	27.6	27.0
FCG transaction and transition-related expenses	0.2	0.8	1.0	3.1
Total Operating Expenses	134.6	119.3	489.0	410.9
Operating Income	45.0	40.9	182.1	161.3
Other income, net	0.2	0.5	1.2	1.7
Interest charges	18.2	17.1	54.1	50.9
Income Before Income Taxes	27.0	24.3	129.2	112.1
Income taxes	7.6	6.8	35.0	30.2
Net Income	$19.4	$17.5	$94.2	$81.9

Weighted Average Common Shares Outstanding:
Basic	23,526	22,501	23,265	22,346
Diluted	23,629	22,564	23,360	22,402

Earnings Per Share of Common Stock:
Basic	$0.82	$0.78	$4.05	$3.67
Diluted	$0.82	$0.78	$4.03	$3.66

Adjusted Net Income and Adjusted Earnings Per Share
Net Income (GAAP)	$19.4	$17.5	$94.2	$81.9
FCG transaction and transition-related expenses, net (1)	0.1	0.6	0.7	2.3
Adjusted Net Income (Non-GAAP)**	$19.5	$18.1	$94.9	$84.2

Earnings Per Share - Diluted (GAAP)	$0.82	$0.78	$4.03	$3.66
FCG transaction and transition-related expenses, net (1)	—	0.02	0.03	0.10
Adjusted Earnings Per Share - Diluted (Non-GAAP)**	$0.82	$0.80	$4.06	$3.76
(1) Transaction and transition-related expenses represent costs incurred attributable to the acquisition and integration of FCG including, but not limited to, transition services, consulting, system integration, rebranding and legal fees.
--more--

20-20-20-20

Chesapeake Utilities Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)

Assets	September 30, 2025	December 31, 2024
(in millions, except shares and per share data)
Property, Plant and Equipment
Regulated Energy	$2,848.6	$2,661.8
Unregulated Energy	481.8	463.7
Other Businesses and Eliminations	38.4	29.9
Total property, plant and equipment	3,368.8	3,155.4
Less: Accumulated depreciation and amortization	(617.7)	(567.6)
Plus: Construction work in progress	254.4	148.1
Net property, plant and equipment	3,005.5	2,735.9
Current Assets
Cash and cash equivalents	1.8	7.9
Trade and other receivables	82.3	80.0
Less: Allowance for credit losses	(4.2)	(3.3)
Trade and other receivables, net	78.1	76.7
Accrued revenue	25.2	37.8
Propane inventory, at average cost	6.7	8.9
Other inventory, at average cost	18.2	18.0
Regulatory assets	30.0	23.9
Storage gas prepayments	5.6	3.8
Income taxes receivable	28.7	6.8
Prepaid expenses	21.4	17.3
Derivative assets, at fair value	0.1	0.6
Other current assets	3.0	2.6
Total current assets	218.8	204.3
Deferred Charges and Other Assets
Goodwill	507.5	507.7
Other intangible assets, net	13.7	15.0
Investments, at fair value	16.8	14.4
Derivative assets, at fair value	—	0.1
Operating lease right-of-use assets	9.6	10.5
Regulatory assets	75.3	77.4
Receivables and other deferred charges	14.2	11.7
Total deferred charges and other assets	637.1	636.8
Total Assets	$3,861.4	$3,577.0

--more--

21-21-21-21
Chesapeake Utilities Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)

Capitalization and Liabilities	September 30, 2025	December 31, 2024
(in millions, except shares and per share data)
Capitalization
Stockholders’ equity
Preferred stock, par value $0.01 per share (authorized 2,000,000 shares), no shares issued and outstanding	$—	$—
Common stock, par value $0.4867 per share (authorized 50,000,000 shares)	11.5	11.1
Additional paid-in capital	913.2	830.5
Retained earnings	597.2	550.3
Accumulated other comprehensive loss	(3.2)	(1.7)
Deferred compensation obligation	12.5	9.8
Treasury stock	(12.5)	(9.8)
Total stockholders’ equity	1,518.7	1,390.2
Long-term debt, net of current maturities	1,437.9	1,261.7
Total capitalization	2,956.6	2,651.9
Current Liabilities
Current portion of long-term debt	34.5	25.5
Short-term borrowing	95.8	196.5
Accounts payable	89.2	78.3
Customer deposits and refunds	44.9	45.7
Accrued interest	17.4	4.8
Dividends payable	16.1	14.7
Accrued compensation	12.1	23.9
Regulatory liabilities	13.1	16.1
Derivative liabilities, at fair value	0.5	—
Other accrued liabilities	27.6	13.9
Total current liabilities	351.2	419.4
Deferred Credits and Other Liabilities
Deferred income taxes	338.8	296.1
Regulatory liabilities	186.4	184.0
Environmental liabilities	2.8	2.2
Other pension and benefit costs	15.0	13.2
Derivative liabilities, at fair value	1.3	0.1
Operating lease - liabilities	8.0	8.7
Deferred investment tax credits and other liabilities	1.3	1.4
Total deferred credits and other liabilities	553.6	505.7
Environmental and other commitments and contingencies (1)
Total Capitalization and Liabilities	$3,861.4	$3,577.0
(1) Refer to Note 6 and 7 in the Company's Quarterly Report on Form 10-Q for further information.
--more--

22-22-22-22
Chesapeake Utilities Corporation and Subsidiaries
Distribution Utility Statistical Data (Unaudited)

	For the Three Months Ended September 30, 2025			For the Three Months Ended September 30, 2024
	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution
Operating Revenues (in millions)
Residential	$9.3	$23.2	$15.4	$8.3	$21.6	$16.0
Commercial and Industrial	8.6	46.0	12.9	7.1	38.6	14.4
Other (1)	1.6	13.9	2.4	2.4	10.1	(0.5)
Total Operating Revenues	$19.5	$83.1	$30.7	$17.8	$70.3	$29.9

Volumes (in Dts for natural gas and MWHs for electric)
Residential	254,152	705,262	99,088	237,744	689,005	100,207
Commercial and Industrial	1,900,478	11,068,460	110,078	1,913,091	11,757,062	118,214
Other	70,386	1,772,152	—	59,512	2,156,255	—
Total	2,225,016	13,545,874	209,166	2,210,347	14,602,322	218,421

Average Customers
Residential	106,028	212,061	26,067	101,635	206,325	25,776
Commercial and Industrial	8,445	17,331	7,504	8,322	17,061	7,354
Other	27	131	—	27	118	—
Total	114,500	229,523	33,571	109,984	223,504	33,130

	For the Nine Months Ended September 30, 2025			For the Nine Months Ended September 30, 2024
	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution
Operating Revenues (in millions)
Residential	$74.2	$84.0	$39.5	$60.0	$76.2	$38.7
Commercial and Industrial	40.8	145.4	32.7	35.0	132.8	37.3
Other (1)	(1.7)	34.7	7.9	(2.2)	17.6	(3.6)
Total Operating Revenues	$113.3	$264.1	$80.1	$92.8	$226.6	$72.4

Volumes (in Dts for natural gas and MWHs for electric)
Residential	4,142,289	3,158,849	253,347	3,499,276	3,082,323	243,454
Commercial and Industrial	7,906,328	35,529,998	281,913	7,588,547	37,774,530	301,687
Other	223,124	5,038,164	—	207,213	6,528,899	—
Total	12,271,741	43,727,011	535,260	11,295,036	47,385,752	545,141

Average Customers
Residential	105,344	210,928	26,031	101,045	204,978	25,747
Commercial and Industrial	8,480	17,315	7,493	8,361	17,029	7,361
Other	26	129	—	26	109	—
Total	113,850	228,372	33,524	109,432	222,116	33,108

(1) Operating Revenues from "Other" sources include unbilled revenue, under (over) recoveries of fuel cost, conservation revenue, other miscellaneous charges, fees for billing services provided to third parties and adjustments for pass-through taxes.